Exhibit 99.1

Quest Resource Holding Corporation Reports Second Quarter 2024 Financial Results

On track for double-digit growth in gross profit and adjusted EBITDA during 2024 and 2025

Significant new client win and multiple program expansion wins with existing clients

Added to the Russell 2000 and 3000 Indexes

THE COLONY, TX – August 8, 2024 – Quest Resource Holding Corporation (Nasdaq: QRHC) (“Quest”), a national leader in environmental waste and recycling services, today announced financial results for the second quarter ended June 30, 2024.

“I am incredibly proud of the positive reaction and feedback we have received from clients we are onboarding, one of which has already committed to expanding our engagement with additional services. It is great to see that investments in our platform to ensure seamless implementation combined with outstanding client service are resulting in significant value add for our clients. We believe we continue to differentiate Quest from the competition and are further solidifying our position as the waste and recycling services provider of choice,” said S. Ray Hatch, President and Chief Executive Officer of Quest.

“We saw strong revenue growth with existing and new clients, which was offset by lower than expected production volumes at one of our largest clients due to soft conditions in their end market. After some client-related delays, implementations from all new client wins are now well underway. With the steady ramp of new clients, expanded engagements from existing clients, and new client wins from a growing pipeline, we remain on track for double digit gross profit dollar and adjusted EBITDA growth during 2024, 2025 and beyond.”

Second Quarter 2024 Highlights

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Revenue was $73.1 million, a 1.8% decrease compared with the second quarter of 2023.
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Gross profit was $13.5 million, which was flat compared with the second quarter of 2023.
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Gross margin was 18.5% of revenue compared with 18.1% for the second quarter of 2023.
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GAAP net loss was $(1.5) million, compared with GAAP net loss of $(0.9) million during the second quarter of 2023.
•
GAAP net loss per basic and diluted share attributable to common stockholders was $(0.07), compared with $(0.04) for the second quarter of 2023.
•
Adjusted EBITDA was $5.1 million, compared with $5.0 million during the second quarter of 2023.
•
Adjusted net income per diluted share was $0.03, compared with adjusted net income of $0.07 per diluted share during the second quarter of 2023.

Year-to-Date 2024 Highlights (June 30, 2024)

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Revenue was $145.8 million, a 1.9% decrease compared with the same period of 2023.
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Gross profit was $27.6 million, a 5.5% increase compared with the same period of 2023.
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Gross margin was 18.9% of revenue compared with 17.6% during the same period of 2023.
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GAAP net loss was $(2.2) million, compared with GAAP net loss of $(2.9) million during the same period of 2023.
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GAAP net loss per basic and diluted share attributable to common stockholders was $(0.11), compared with $(0.15) during the same period of 2023.
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Year-to-date Adjusted EBITDA was $10.3 million, a 13.7% increase compared to $9.0 million during the same period of 2023.
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Adjusted net income per diluted share was $0.10, compared with $0.10 per diluted share during the same period of 2023.

Recent Highlights

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Onboarded and began ramping seven new clients to date, a first for the Company.
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Signed three expansion agreements with existing clients, each of which is expected to incrementally produce seven figures in annual revenue.
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As previously announced, secured a new client in the grocery vertical that is expected to produce eight figures of annual revenue.
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Expanded efficiency initiatives. Our automated accounts payable processing module, enhanced by artificial intelligence, is now processing about three quarters of vendors through this platform to drive highly efficient zero touch initiative.
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Promoted Perry Moss to the newly created position of Chief Revenue Officer.
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Added to the Russell 2000® and Russell 3000® Indexes as part of the Russell indexes annual reconstitution.

Second Quarter 2024 Earnings Conference Call and Webcast:

Quest will host a conference call on Thursday, August 8, 2024, at 5:00 PM ET, to review the financial results for the second quarter ended June 30, 2024. To participate, dial 1-800-717-1738 or 1-646-307-1865. The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at https://investors.qrhc.com/investors. A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that enable larger businesses to excel in achieving their environmental and sustainability goals and responsibilities. Quest delivers focused expertise across multiple industry sectors to build single-source, client-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s clients to excel in their business and sustainability responsibilities. For more information, visit www.qrhc.com.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, non-GAAP financial measures, “Adjusted EBITDA” and “Adjusted Net Income” are presented. From time-to-time, Quest considers and uses these supplemental measures of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents these non-GAAP measures because it considers it an important supplemental measure of Quest’s performance. Quest’s definition of these adjusted financial measures may differ from similarly named measures used by others. Quest believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP measures. (See attached tables “Reconciliation of Net Loss to Adjusted EBITDA” and “Adjusted Net Income Per Share”).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include, but are not limited to, our belief that we are differentiating ourselves from the competition and further solidifying our position as the waste and recycling services provider of choice, and our expectation that we remain on track for double digit gross profit dollar and adjusted EBITDA growth during 2024, 2025 and beyond. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, the spread of major epidemics (including Coronavirus) and other related uncertainties such as government-imposed travel restrictions, interruptions to supply chains, commodity price fluctuations, extended shut down of businesses, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the year ended

December 31, 2023. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Joe Noyons

817.778.8424

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$73,145	$74,497	$145,796	$148,611
Cost of revenue	59,613	60,992	118,228	122,476
Gross profit	13,532	13,505	27,568	26,135
Selling, general, and administrative	9,386	9,213	19,184	18,630
Depreciation and amortization	2,364	2,452	4,726	4,877
Total operating expenses	11,750	11,665	23,910	23,507
Operating income	1,782	1,840	3,658	2,628
Interest expense	(2,612)	(2,556)	(5,084)	(4,999)
Loss before taxes	(830)	(716)	(1,426)	(2,371)
Income tax expense	684	171	743	540
Net loss	$(1,514)	$(887)	$(2,169)	$(2,911)

Net loss applicable to common stockholders	$(1,514)	$(887)	$(2,169)	$(2,911)
Net loss per common share:
Basic	$(0.07)	$(0.04)	$(0.11)	$(0.15)
Diluted	$(0.07)	$(0.04)	$(0.11)	$(0.15)
Weighted average number of common shares outstanding:
Basic	20,507	19,962	20,446	19,947
Diluted	20,507	19,962	20,446	19,947

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(1,514)	$(887)	$(2,169)	$(2,911)
Depreciation and amortization	2,605	2,539	5,101	5,048
Interest expense	2,612	2,556	5,084	4,999
Stock-based compensation expense	363	363	720	661
Acquisition, integration, and related costs	19	174	61	652
Other adjustments	370	117	719	31
Income tax expense	684	171	743	540
Adjusted EBITDA	$5,139	$5,033	$10,259	$9,020

ADJUSTED NET INCOME PER SHARE

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reported net loss (1)	$(1,514)	$(887)	$(2,169)	$(2,911)
Amortization of intangibles (2)	2,221	2,223	4,441	4,444
Acquisition, integration, and related costs (3)	19	174	61	652
Other adjustments (4)	—	—	—	(76)
Adjusted net income	$726	$1,510	$2,333	$2,109

Diluted earnings (loss) per share:
Reported net loss	$(0.07)	$(0.04)	$(0.11)	$(0.15)
Adjusted net income	$0.03	$0.07	$0.10	$0.10

Weighted average number of common shares outstanding:
Diluted (5)	22,974	22,037	22,777	22,101

(1) Applicable to common stockholders

(2) Reflects the elimination of non-cash amortization of acquisition-related intangible assets

(3) Reflects the add back of acquisition/integration related transaction costs

(4) Reflects adjustments to earn-out fair value

(5) Reflects adjustment for dilution when adjusted net income is positive

BALANCE SHEETS

(In thousands, except per share amounts)

	March 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$958	$324
Accounts receivable, less allowance for doubtful accounts of $1,888 and $1,582 as of June 30, 2024 and December 31, 2023, respectively	62,461	58,147
Prepaid expenses and other current assets	2,575	2,142
Total current assets	65,994	60,613

Goodwill	85,828	85,828
Intangible assets, net	22,091	26,052
Property and equipment, net, and other assets	7,839	4,626
Total assets	$181,752	$177,119

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$41,426	$41,296
Other current liabilities	1,766	2,470
Current portion of notes payable	1,159	1,159
Total current liabilities	44,351	44,925

Notes payable, net	70,749	64,638
Other long-term liabilities	1,057	1,275
Total liabilities	116,157	110,838

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 20,357 and 20,161 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	20	20
Additional paid-in capital	177,793	176,309
Accumulated deficit	(112,218)	(110,048)
Total stockholders’ equity	65,595	66,281
Total liabilities and stockholders’ equity	$181,752	$177,119

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